Exhibit 99.1

STEC Announces Second Quarter 2009 Results

Revenue, Gross Profit Margin and EPS Higher On Faster-Than-Expected Adoption of Its Enterprise Class Solid State Drives

SANTA ANA, Calif., Aug. 3, 2009 — STEC, Inc. (Nasdaq:STEC) announced today its financial results for the second quarter ended June 30, 2009. Revenue for the second quarter of 2009 was $86.4 million, an increase of 53.7% from $56.2 million for the second quarter of 2008, and an increase of 35.9% from $63.5 million for the first quarter of 2009. Shipments of our ZeusIOPS Solid-State drives (“SSD”) into the Enterprise-Storage market grew to $57.7 million for the second quarter of 2009, an increase of approximately 375% from $12.1 million for the second quarter of 2008, and an increase of approximately 125% from $25.7 million for the first quarter of 2009.

GAAP gross profit margin was 50.0% for the second quarter of 2009, compared to 32.3% for the second quarter of 2008 and 36.3% for the first quarter of 2009. GAAP diluted earnings per share from continuing operations was $0.38 for the second quarter of 2009, compared to $0.03 for the second quarter of 2008, and $0.07 for the first quarter of 2009.

Non-GAAP gross profit margin increased to 50.1% for the second quarter of 2009, compared to 35.3% for the second quarter of 2008 and 39.8% for first quarter of 2009. Non-GAAP diluted earnings per share from continuing operations was $0.42 for the second quarter of 2009, compared to $0.09 for the second quarter of 2008, and $0.17 for the first quarter of 2009. GAAP results for the second quarter of 2009 included employee stock compensation, special charges related to the implementation of our restructuring plan and grant incentive income received from the Malaysian government. Non-GAAP results are explained and reconciled to GAAP results in tables included in this release.

Additional highlights for the second quarter of 2009 include:

•	signed a recently-announced $120 million contract to supply ZeusIOPS SSDs to a major Enterprise-Storage customer for the second half of 2009;

•	signed a $28 million, 12-month contract to supply the ruggedized MACH8 SSD to a leading defense systems contractor, extending reach of one our key product lines beyond the traditional storage market;

•	accelerated adoption of the ZeusIOPS SSDs into major Enterprise-Storage and Enterprise-Server OEM customers, including IBM, Fujitsu, Compellent and HP;

•	increased cash and cash equivalents, and short-term investments at the end of the second quarter of 2009 to approximately $94 million, a 49% increase from the end of the prior quarter;

•	decreased inventory to approximately $38 million at the end of the second quarter of 2009, a 16% decrease from the end of the prior quarter; and

•	successfully transitioned 100% of the Company’s manufacturing from California to Malaysia.

Business Outlook

“It is exciting to share such outstanding results today and to deliver significant revenue, gross profit margin and EPS growth for the second quarter of 2009,” said Manouch Moshayedi, STEC’s Chairman and Chief Executive Officer. “We have shown a significant improvement in our already strong balance sheet – particularly in the generation of cash and effective management of inventory – added four more major Enterprise-Storage OEMs to our blue chip customer list, and surpassed our stated year-end 2009 non-GAAP gross profit margin goal of 40%, expanding it to 50% in the second quarter of 2009.

“In our prior quarter’s earnings announcement we had estimated that ZeusIOPS revenue for the first half of 2009 would surpass $53 million. I am pleased to report that we have actually achieved $83 million in ZeusIOPS revenue for this period. Although we are still early in the process of the adoption of SSDs into the Enterprise-Storage market, I believe that the $120 million supply agreement that we signed for the second half of 2009 is a further indication of future SSD growth and customers’ acceptance of SSDs into this growing market. I am very excited about our product road map – specific to the Enterprise-Storage, Enterprise-Server and related markets.”

Guidance

“We currently expect third quarter of 2009 revenue to range from $95 million to $97 million with diluted non-GAAP earnings per share to range from $0.45 to $0.47.

Conference Call

STEC will hold an open conference call to discuss results for the second quarter of 2009. The call will take place today at 2:30 p.m., Pacific/ 5:30 p.m., Eastern. The call-in numbers for the conference are (877) 419-6596 (United States and Canada) and (719) 325-4848 (International).

Webcast

This call will be webcast. The webcast can be accessed by clicking on the gray “Nasdaq:STEC” tab at the top of the home page at www.stec-inc.com. The webcast will be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc. (Nasdaq:STEC)

STEC, Inc. designs, manufactures and markets enterprise-class solid state drives, or SSDs, for use in high performance storage and server systems, and high density dynamic random access memory, or DRAM, modules for networking, communications and industrial applications.

For information about STEC and to subscribe to the Company’s “Email Alerts” service, please visit our web site at www.stec-inc.com, click the “Nasdaq:STEC” tab at the top of the page and then click “Email Alerts.”

The STEC, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1079.

Use of Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we use non-GAAP financial measures (non-GAAP gross profit, non-GAAP income from continuing operations, non-GAAP diluted earnings per share from continuing operations and non-GAAP diluted earnings per share) that exclude start-up costs related to our Malaysia facility, employee stock compensation, global tax structuring costs, intellectual property litigation costs, Malaysian government incentive grant income, special charges related to the implementation of our restructuring plan and the short-term impact of the global tax structuring on our effective tax rate. Management excludes these items because it believes that the non-GAAP measures enhance an investor’s overall understanding of our financial performance and future prospects by being more reflective of our core, recurring operational activities and to be more comparable with our results over various periods. Management uses such non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance for diluted earnings per share is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of customer audit approvals for the Malaysia facility which would impact the ramp up of production, registration costs for new entities related to our global tax structuring and unexpected delays in shipping new products developed by our foreign subsidiaries in lower tax jurisdictions than the United States. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release. Certain amounts reported in prior releases may have been reclassified to conform to the current quarter’s non-GAAP presentation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning future SSD growth and customers’ acceptance of SSDs, and expected third quarter 2009 revenue and earnings per share. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Although STEC believes that the forward looking statements contained in this release are reasonable, it can give no assurance that its expectations will be fulfilled. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in filings with the Securities and Exchange Commission made from time to time by STEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The information contained in this press release is a statement of STEC’s present intention, belief or expectation. STEC may change its intention, belief, or expectation, at any time and without notice, based upon any changes in such factors, in STEC’s assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

STEC, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	June 30, 2009	December 31, 2008
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash and cash equivalents	$88,503	$33,379
Short-term investments	5,200	—
Accounts receivable, net of allowances of $2,520 at June 30, 2009 and $1,196 at December 31, 2008	50,500	43,516
Inventory	37,656	63,985
Deferred income taxes	2,992	1,302
Other current assets	2,769	7,872

Total current assets	187,620	150,054

Leasehold interest in land	2,562	2,587
Property, plant and equipment	39,899	44,406
Intangible assets	419	573
Goodwill	1,682	1,682
Other long-term assets	3,544	2,720
Deferred income taxes	4,144	4,407

Total assets	$239,870	$206,429

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$10,028	$13,097
Accrued and other liabilities	13,875	10,339

Total current liabilities	23,903	23,436

Long-term income taxes payable	1,538	1,430

Commitments and contingencies	—	—
Shareholders’ Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 49,443,510 shares issued and outstanding as of June 30, 2009 and 48,429,348 shares issued and outstanding as of December 31, 2008	49	48
Additional paid-in capital	140,193	129,670
Retained earnings	74,187	51,845

Total shareholders’ equity	214,429	181,563

Total liabilities and shareholders’ equity	$239,870	$206,429

STEC, INC.

CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	Unaudited 2009	Unaudited 2008	Unaudited 2009	Unaudited 2008
Net revenues	$86,350	$56,199	$149,886	$106,879
Cost of revenues	43,177	38,029	83,680	72,055

Gross profit	43,173	18,170	66,206	34,824

Sales and marketing	5,031	4,671	9,803	9,112
General and administrative	6,714	5,596	14,080	10,940
Research and development	5,423	4,847	10,943	9,155
Special charges	1,996	—	3,173	—

Total operating expenses	19,164	15,114	37,999	29,207
Operating income	24,009	3,056	28,207	5,617
Other income	614	417	602	1,194

Income from continuing operations before provision for income taxes	24,623	3,473	28,809	6,811
Provision for income taxes	5,260	2,150	6,252	3,643

Income from continuing operations	19,363	1,323	22,557	3,168
Discontinued operations:
Income (loss) from discontinued operations	—	149	(356)	149
(Provision) benefit for income taxes	—	(58)	141	(58)

Income (loss) from discontinued operations	—	91	(215)	91

Net income	$19,363	$1,414	$22,342	$3,259

Net income per share:
Basic:
Continuing operations	$0.40	$0.03	$0.46	$0.07
Discontinued operations	—	—	—	—

Total	$0.40	$0.03	$0.46	$0.07

Diluted:
Continuing operations	$0.38	$0.03	$0.45	$0.06
Discontinued operations	—	—	—	—

Total	$0.38	$0.03	$0.45	$0.06

Shares used in net income per share computation:
Basic	48,871	49,612	48,654	49,801

Diluted	50,702	51,225	49,883	51,274

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

a)

The Malaysia facility start-up costs relate primarily to expenses associated with our manufacturing facility in Penang, Malaysia in which construction was completed in 2008. During 2008 and the first quarter of 2009, we used this facility to train production employees, obtain facility certifications such as ISO certification, install the necessary accounting and information systems and conduct customer audits to better prepare for the full-scale transition of our U.S. operations to Malaysia in 2009. As full-scale production was not completely transitioned to Malaysia until the second quarter of 2009, management believes excluding Malaysia start-up costs from our operations for the reporting periods through the first quarter of 2009 provides investors with a better means of evaluating our current operations. Starting in the second quarter of 2009, we no longer treat costs incurred for our Malaysia operations as a non-GAAP item since the transition of operations and integration of the Malaysia facility was substantially completed during the second quarter of 2009.

b)	Employee stock compensation costs incurred in connection with Statement of Financial Accounting Standards 123R have been excluded as management omits these expenses when evaluating its core operating activities, for strategic decision making, forecasting future results and evaluating current performance.

c)	The global tax structuring costs relate primarily to tax consulting, legal fees and filing fees associated with establishing various corporate entities throughout the world, and establishing cost-sharing and transfer pricing agreements among the worldwide entities. These costs were included as a non-GAAP item in 2008 as we believed these expenditures were one-time set-up fees and are therefore not indicative of our recurring operational results. Beginning in the first quarter of 2009 we no longer treat global tax structuring costs as a non-GAAP item because the structuring was substantially completed by the end of 2008.

d)	Intellectual property litigation costs relate to a patent infringement suit filed against us by a competitor on April 14, 2008. We filed our answer to the lawsuit asserting affirmative defenses of non-infringement, invalidity and counter-claimed for a declaratory judgment of non-infringement, invalidity, and unenforceability for all patents in question plus legal fees and costs. In February 2009, the lawsuit was mutually dismissed by both parties. Management believes that legal and consulting fees incurred in conjunction with this lawsuit should be excluded when evaluating core operations since management believes these costs are non-recurring.

e)	Special charges relate to a restructuring plan that we implemented during the first quarter of 2009. These charges included expenses related to a reduction in our workforce and asset impairment charges. The special charges primarily impacted U.S. based operations and employees as part of the overall transition of certain operations to our facility in Penang, Malaysia. We expect the restructuring plan to be substantially completed by the end of 2009. Management believes that costs incurred in connection with the restructuring plan which were primarily related to workforce reduction severance costs and consolidation of facilities expenses are non-recurring in nature and should be excluded when evaluating core operations.

f)	Malaysia government grant incentive income relates to proceeds received from the Ministry of International Trade and Industry (“MITI”) in Malaysia. The grants are provided by MITI as incentive for our local subsidiary incurring research and development expenses and employee training costs for its operations in Malaysia. Since the grants represent reimbursement of expenses which were previously included by us as a non-GAAP item under Malaysia start-up costs, we have reversed the related grant reimbursement income from our second quarter 2009 non-GAAP results.

g)	During 2008, our effective tax rate increased in excess of its base historical tax rate as the result of the implementation of a global tax structuring plan. The short-term impact of the global tax structuring plan resulted in losses being incurred in foreign jurisdictions with zero tax rates which produced less overall tax benefits for us. For non-GAAP purposes, we have made an adjustment to reflect the full-year 2008 effective tax rates at historical base rate levels. No adjustments have been made to 2009 effective tax rates as the global tax structuring was substantially completed by the end of 2008 and we expect to achieve ongoing tax benefits. Management believes that fluctuations in our effective tax rate during the 2008 implementation of the global tax structuring were temporary and should be excluded when evaluating core operations for that period.

STEC, INC.

Schedule Reconciling GAAP Income From Continuing Operations to Non-GAAP Income From Continuing Operations

($ in thousands, except per share amounts)

(unaudited)

	For the Quarters Ended
	June 30, 2009	June 30, 2008	March 31, 2009
GAAP income from continuing operations	$19,363	$1,323	$3,194

The non-GAAP amounts have been adjusted to exclude the following items:

Excluded from cost of sales:
Malaysia facility start-up costs (a)	$—	$1,647	$2,249
Employee stock compensation (b)	72	15	21

	72	1,662	2,270

Excluded from operating expenses:
Malaysian facility start-up costs (a)	$—	$1,218	$1,635
Employee stock compensation (b)	965	526	606
Global tax structuring costs (c)	—	253	—
IP litigation costs (d)	—	—	1,249
Special charges - restructuring costs (e)	1,996	—	1,177

	2,961	1,997	4,667
Excluded from other income:
Malaysia government incentive grant income (f)	$(560)	$—	$—

Total non-GAAP adjustments before income tax	2,473	3,659	6,937
Income tax effect on non-GAAP adjustments	(536)	(1,380)	(1,644)

Net effect of adjustments to GAAP net income	1,937	2,279	5,293

Global tax structuring implementation short-term income income tax impact (g)	—	841	—

Non-GAAP income from continuing operations	$21,300	$4,443	$8,487

GAAP diluted earnings per share from continuing operations	$0.38	$0.03	$0.07
Impact of non-GAAP adjustments on diluted earnings per share	$0.04	$0.06	$0.10

Non-GAAP diluted earnings per share from continuing operations	$0.42	$0.09	$0.17

(a) - (g) See corresponding footnotes above.

STEC, INC.

Schedule Reconciling Reported Financial Ratios

(unaudited)

	For the Quarters Ended
	June 30, 2009	June 30, 2008	March 31, 2009
GAAP gross profit	50.0%	32.3%	36.3%
Effect of reconciling item on gross profit	0.1%	3.0%	3.5%

Non-GAAP gross profit	50.1%	35.3%	39.8%

STEC, INC.

Selected Non-GAAP Financial Information

($ in thousands)

(unaudited)

	For the Quarters Ended
	June 30, 2009	June 30, 2008	March 31, 2009
GAAP gross profit	$43,173	$18,170	$23,033
Malaysia facility start-up costs (a)	—	1,647	2,249
Employee stock compensation (b)	72	15	21

Non-GAAP gross profit	$43,245	$19,832	$25,303

(a) - (b) Refer to the corresponding footnotes above.

CONTACT:	STEC, Inc.
Mitch Gellman, Vice President of Investor Relations
(949) 260-8328
ir@stec-inc.com